                                                                   EXHIBIT 10.15

                      1991 DIRECTORS STOCK OPTION PLAN
                                     OF
                                MANPOWER INC.

             (AMENDED AND RESTATED EFFECTIVE FEBRUARY 18, 1997)

                             PURPOSE OF THE PLAN


     The purpose of the Plan is to attract and retain superior Directors, to provide a stronger incentive for such Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to encourage stock ownership in the Company by Directors.

     1.  DEFINITIONS

     Unless the context otherwise requires, the following terms shall have the meanings set forth below:

     (a) "Board of Directors" shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Company" shall mean Manpower Inc., a Wisconsin corporation.

     (d) "Director" shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

     (e) "Disability" shall mean a physical or mental incapacity which results in a Director's termination of membership on the Board of Directors of the Company.

     (f) "Effective Date" shall mean the date on and as of which the Plan originally became effective, as specified in Paragraph 11 hereof.

     (g) "Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

     (h) An "Election Date" shall mean (i) in the case of any Director who was a Director on the Effective Date, November 5 of any year beginning with 1996,
(ii) in the case of any Director who was not a Director on the Effective Date but who made an election under the Plan prior to November 5, 1996, the day following the last day of the period covered by such election and thereafter November 5 of any year, and (iii) in the case of any other Director, the date of the Director's initial appointment to the Board of Directors and thereafter November 5 of any year.

     (i) An "Election Period" shall mean the period beginning November 5, 1996, and ending November 4, 2001, or a subsequent period of five years beginning on the day following the end of the prior Election Period.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Market Price" shall mean the closing sale price of a Share on the New York Stock Exchange as reported in the Midwest Edition of The Wall Street Journal, or such other market price as may be determined in conformity with pertinent law and regulations of the Treasury Department.

     (l) "Nonstatutory Stock Option" shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code.

     (m) "Option" shall mean a Nonstatutory Stock Option granted under the Plan.

     (n) "Option Agreement" shall mean the agreement between the Company and a Director whereby an Option is granted to such Director.

     (o) "Plan" shall mean the 1991 Directors Stock Option Plan of the Company, as amended from time to time after its Effective Date.

     (p) "Share" shall mean a share of the $0.01 par value common stock of the Company.

     (q) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (r) "Triggering Event" shall mean the first to occur of any of the following:

          (1) the acquisition (other than from the Company), by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

          (2) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

          (3) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

          (4) individuals who, as of the Effective Date of this Plan, constitute the Board of Directors of the Company (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11; or

          (5) the Company shall enter into any agreement (whether or not conditioned on shareholder approval) providing for or contemplating, or the Board of Directors of the Company shall approve and recommend that the shareholders of the Company accept, or approve or adopt, or the shareholders of the Company shall approve, any acquisition that would be a Triggering Event under clause (1), above, or a merger or consolidation that would be a Triggering Event under clause (2), above, or a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

          (6) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the

Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

     Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

     2.  SHARES RESERVED UNDER PLAN

     The aggregate number of Shares which may be issued or sold under the Plan and which are subject to outstanding Options at any time shall not exceed 800,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 8 hereof. Any Shares subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan subject to the limits set forth above. A Director shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option.

     3.  PARTICIPATION; NUMBER OF OPTION SHARES GRANTED

     Only Directors shall be eligible to receive Options under the Plan. A Director may elect to receive, in lieu of all cash compensation to which he or she would otherwise be entitled as a Director (other than reimbursement for expenses), an Option granted in accordance with the following. The election shall cover a period of whole years (except as provided below) determined by the Director at the time of election beginning on any Election Date as of which no prior election is in effect under the Plan (or the Deferred Stock Plan of the Company) and ending no later than the expiration of the then current Election Period. If the Election Date is other than November 5 of any year, the first year covered by an election shall be a partial year beginning on the Election Date and ending on the next succeeding November 4, and the number of shares covered by the Option for this first partial year shall be prorated based on the ratio of the number of days in such partial year to 365. The election to receive an Option in lieu of cash compensation must be made on or before the commencement of the period covered by the election. Notwithstanding the foregoing, no Director who is a resident of the United Kingdom shall be eligible to make an election hereunder but rather shall be required to receive an Option in lieu of cash compensation and, as such, treated as if he or she had made an election covering a period of five years effective beginning on each Election Date as of which no prior election is in effect. The Option will be for the following number of shares, subject to adjustment pursuant to Paragraph 8 hereof:

             Years of Cash               Shares Covered
          Compensation Waived               by Option

                   5                         10,000
                   4                         10,000
                   3                         10,000
                   2                         10,000
                   1                         10,000

     Said election shall be in writing and delivered to the Secretary of the Company. The date of grant of the Option shall be the date on which the period covered by the election begins. A Director who has been granted an Option under the Plan may be granted additional Options under the Plan. The Company shall effect the granting of Options under the Plan by the execution of Option Agreements.

     4.  OPTIONS:  GENERAL PROVISIONS

     (a) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be equal to one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

     (b)  Exercise Period.

          (1) An Option shall not initially be exercisable. On November 5 of each year following the date of grant of an Option, the Option shall become exercisable as to a number of shares equal to that number attributable to a period of one year under the Option. Notwithstanding the foregoing sentence, if an election covers a partial year as provided in Paragraph 3, above, then with respect to the number of shares attributable to that partial year the Option shall become exercisable on the later of the November 5 following the date of grant or the day that is six months after the date of grant, and thereafter the foregoing sentence shall apply to the Option.

          (2) Upon termination of a Director's tenure as a Director, any portion of an Option which has not become exercisable shall lapse except as follows:

               (A) The Option shall become immediately exercisable as to a prorated number of Shares based on the time served during the one-year period (or partial-year period, if applicable) indicated in Paragraph 4(b)(1), above, in which termination occurs.

               (B) Upon the death or Disability of a Director, each Option of such Director shall become immediately exercisable as to 100% of the Shares covered thereby.

          (3) Upon the occurrence of a Triggering Event, each Option outstanding under this Plan shall become immediately exercisable as to 100% of the Shares covered thereby.

          (4) Once any portion of an Option becomes exercisable, it shall remain exercisable for the greater of five years after the date of grant or two years after the date such portion becomes exercisable.

     (c) Payment of Exercise Price. The purchase or exercise price shall be payable in whole or in part in cash or Shares; and such price shall be paid in full at the time that an Option is exercised. If a Director elects to pay all or a part of the purchase or exercise price in Shares, such Director shall make such payment by delivering to the Company a number of Shares already owned by the Director equal in value to the purchase or exercise price. All Shares so delivered shall be valued at their Market Price on the business day immediately preceding the day on which such Shares are delivered.

     5.  TRANSFERABILITY

     (a) Restrictions on Transferability. Except as otherwise provided in this Paragraph 5, an Option granted to a Director under this Plan shall be not transferable or subjected to execution, attachment or similar process, and during the lifetime of the Director shall be exercisable only by the Director.

     (b) Transfer upon Death. A Director shall have the right to transfer the Option upon such Director's death, either pursuant to a beneficiary designation described below or, if the Director dies without a surviving designated beneficiary, by the terms of such Director's will or under the laws of descent and distribution, and all such transferees shall be subject to all terms and conditions of this Plan to the same extent as would the Director, except as otherwise expressly provided herein. Upon the death of a Director, each Option of such Director shall be exercisable (1) by the deceased Director's designated beneficiary (such designation to be made in writing at such time and in such manner as the Company shall approve or prescribe), or (2) if the deceased Director dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Director, or by the person or persons to whom the deceased Director's rights under such Option shall pass by will or the laws of descent and distribution. A Director who has so designated a beneficiary may change such designation at any time by giving written notice to the Company.

     (c) Certain Transfers Permitted. A Director shall have the right to transfer all or part of an Option during his or her lifetime to members of the Director's immediate family, to trusts for the benefit of such immediate family members, and to partnerships in which the Director or such family members are the only partners. For purposes of the preceding sentence, "immediate family" shall mean a Director's children, grandchildren, and spouse. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Director.

     6.  EXERCISE

     An Option shall be exercisable by a Director's giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased accompanied by payment in full of the required exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Director of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification.

     7.  SECURITIES LAWS

     Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

     8.  ADJUSTMENT PROVISIONS

     (a) Adjustment Based On Changes in the Market Price of Shares. For any Option having a date of grant after November 5, 1996, each of the numbers in the schedule in Paragraph 3 hereof under "Shares Covered by Option" shall be adjusted, in accordance with the following formula, to equal the value of X, where

     X  =  Number Shown in Schedule  x  $28.00
           Market Price of Shares on the Date of Grant

     (b) Adjustment for Stock Dividends, Split-Ups, Etc. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 2, the number of Shares subject to each outstanding Option, the exercise price applicable to each such Option, and/or the consideration to be received upon exercise of each such Option shall be adjusted.

     9.  TIME OF GRANTING

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed by and on behalf of the Company.

     10.  TAXES

     The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the exercise of any Option under the Plan, and the Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a withholding obligation should arise, a Director exercising an Option may, at his election, provided applicable laws and regulations are complied with, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Director having an aggregate Market Price on the business day immediately preceding the day on which such Shares are delivered equal to the amount of the withholding tax.

     11.  EFFECTIVENESS OF THE PLAN

     The Plan originally became effective on and as of October 2, 1991, subject to shareholder approval. The shareholders of the Company approved the Plan on April 20, 1992. The Plan was amended and restated on November 5, 1996 and February 18, 1997.

     12.  TERMINATION AND AMENDMENT

     The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not amend the Plan more frequently than once every six months (except as to comport with changes in the Code) and may not, unless otherwise permitted under federal law, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law, including, but not limited to, any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any successor rule or other regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of a Director, adversely affect the rights of such Director under an outstanding Option then held by the Director.

     13.  TENURE

     The grant of an Option pursuant to the Plan is no guarantee that a Director will be renominated, reelected or reappointed as a Director; and nothing in the Plan shall be construed as conferring upon a Director the right to continue to be associated with the Company as a Director or otherwise.